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                                                                   EXHIBIT 10.5a

                              INSTRUMENT AMENDING
                        LYONDELL PETROCHEMICAL COMPANY
                            EXECUTIVE DEFERRAL PLAN



     LYONDELL PETROCHEMICAL COMPANY hereby amends the Lyondell Petrochemical Company Executive Deferral Plan, effective November 1, 1996, as follows:


Article I, GENERAL PROVISIONS, Section 1.3, Definitions, is amended to delete the definitions, "Constructive Termination for Good Reason" and "Eligible Termination".


Article II, PARTICIPATION AND DEFERRAL COMMITMENTS, Section 2.2, Forms of Deferral, is amended to delete subsection (b), Savings Deferral.
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Article IV, PLAN BENEFITS, Section 4.1, Basic Plan Benefit, subsection (b), is amended to read as follows:

     4.1  Basic Plan Benefit

          (b) Except as provided in Section 4.11, the Interest Rates provided under Section 4.1(a) shall be payable until the Participant's Account is distributed in full, except in the event of the Participant's death. After the Participant's death, interest shall be credited at the Interest Rate previously determined under Section 3.3(b).



Article IV, PLAN BENEFITS, Section 4.4, Survivor Benefits, is amended to add new subsection (c), Death Following Change in Control, to read as follows:
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     4.4  Survivor Benefits

          (c)  Death Following Change in Control.  If a Participant is entitled
               ---------------------------------
          to a payment under Section 4.11 and dies prior to receiving his entire Account, the balance of the Participant's Account shall be paid to Participant's Beneficiary in a lump sum or on an installment basis, according to the Participant's election of form of payment on Change in Control.

Article IV, PLAN BENEFITS, Section 4.11, Benefits in the Event of a Change in Control, is revised to read as follows:

     Section 4.11   Benefits in the Event of a Change in Control

          Notwithstanding the contrary provisions of Section 4.8, the provisions of this Section 4.11 shall control in the event of a Change in Control of the Company.

          In the event of a Change in Control, as defined in Section 4.12, the full amount of contributions and earnings accrued or credited to the Participant's Account, (as of the date immediately preceding the Change in Control) shall be distributed to the Participant or the Participant's Beneficiary, if a Survivor Benefit is being paid at the time of the Change in Control. Payment shall be made in a form previously approved by the Administrative Committee and previously elected by the Participant. If applicable, the Company shall pay the Participant an additional amount equal to the Income Tax Gross-up in a cash lump-sum payment.

          For purposes of this Plan, the "Income Tax Gross-up" shall be based on the full amount of contributions and earnings accrued or credited to Participant's Account as of September 1, 1996. The Income Tax Gross-up shall be the following percentage of the amount necessary so that after payment of any federal, state and local income or employment tax by the Participant on the distribution of that amount under this Plan and the Income Tax Gross-Up, the net amount retained by the Participant shall be the full amount accrued and credited to his Account under this Plan as of September 1, 1996.

          Specified Period of Time       Percentage of
          ------------------------       -------------
                                         Income Tax Gross-up
                                         -------------------

     September 1, 1996-August 31, 1997             100%

     September 1, 1997-August 31, 1998              66%

     September 1, 1998-August 31, 1999              33%

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          No Income Tax Gross-up shall be payable for an event which occurs on
     September 1, 1999 or later.

          For purposes of determining the amount of the Income Tax Gross-up, the Participant shall be deemed (i) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made (for 1996, the highest stated rate is 39.6 percent); and (ii) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made. Any Income Tax Gross-up required hereunder shall be paid by Company to Participant at the same time that any payment made under this Plan which is subject to income tax is paid or deemed received by the Participant.



     IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed this 6th day of December, 1996.



ATTEST:                       LYONDELL PETROCHEMICAL COMPANY



/s/ Gerald A. O'Brien         /s/ Richard W. Park
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Assistant Secretary           Richard W. Park
                              Vice President, Human Resources



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